As filed with the Securities and Exchange Commission on September 24, 2021
File No. 001-40776

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Loyalty Ventures Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	87-1353472 (I.R.S. Employer Identification No.)
c/o Alliance Data Systems Corporation 7500 Dallas Parkway, Suite 700 Plano, Texas (Address of Principal Executive Offices)	75024 (Zip Code)
(214) 494-3000
(Registrant’s telephone number, including area code)

Copies to:
Louis L. Goldberg
John B. Meade
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017

Securities registered or to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	The Nasdaq Stock Market LLC
Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
Loyalty Ventures Inc. is filing this Amendment No. 2 to its registration statement on Form 10 (File No. 001-40776) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 15 of the Information Required in Registration Statement, the signature page to the Registration Statement and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

Loyalty Ventures Inc. (“Loyalty Ventures”)
INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 15.
Financial Statements and Exhibits.

(a)   Financial Statements
The information required by this item is contained in the sections “Index to Financial Statements” (and the statements referenced therein) of the Preliminary Information Statement dated September 21, 2021 and which was previously filed as Exhibit 99.1 on Amendment No. 1 to the Form 10 filed on September 21, 2021. That section is incorporated herein by reference.
(b)   Exhibits
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Title
2.1	Form of Separation and Distribution Agreement between Alliance Data Systems Corporation and Loyalty Ventures Inc.
3.1*	Form of Amended and Restated Certificate of Incorporation of Loyalty Ventures Inc.
3.2*	Form of Amended and Restated Bylaws of Loyalty Ventures Inc.
10.1	Form of Transition Services Agreement
10.2	Form of Tax Matters Agreement
10.3	Form of Employee Matters Agreement
10.4	Form of 2021 Omnibus Incentive Plan
10.5*	Form of Indemnification Agreement for Officers and Directors
10.6	Form of 2021 Employee Stock Purchase Plan
10.7	Form of Registration Rights Agreement
10.8+	Amended and Restated Program Participation Agreement by and between LoyaltyOne, Co. and Bank of Montreal, dated as of November 1, 2017, as amended.
21.1*	Subsidiaries of the Registrant
99.1*	Preliminary Information Statement dated September 21, 2021
99.2*	Form of Notice of Internet Availability of Information Statement Materials

*
Previously filed.

+
Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information has been excluded from this exhibit.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
LOYALTY VENTURES INC.
By:
/s/ Charles L. Horn

Name: Charles L. Horn
Title:   President and Chief          Executive Officer
Date: September 24, 2021